UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2009

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Second Floor, 96 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-294-0607
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.  Material Impairments.

On September 19, 2005, Tyco Electronics Ltd. (the “Company”) was awarded a twenty-year lease contract with the State of New York (the “State”) to construct, operate, and maintain a statewide wireless communications network for use by state and municipal first responders. On August 29, 2008, the Company was served by the State with a default notice related to the first regional network, pursuant to the contract. Under the terms of the contract, the Company had 45 days to rectify the purported deficiencies noted by the State. On October 16, 2008, the Company informed the State that all technical deficiencies had been remediated and the system was operating in accordance with the contract specifications and certified the system ready for testing.  The State conducted further testing during November and December 2008.  On January 15, 2009, the State notified the Company that, in the State’s opinion, the Company had not fully remediated the issues cited by the State and it had determined that the Company was in default of the contract and that it had exercised its right to terminate the contract.  The State contends that it has the right under the contract to recoup costs incurred by the State in conjunction with the implementation of the network, and, as a result of this contention, on January 16, 2009, the State drew down $50 million against an irrevocable standby letter of credit funded by the Company.  The State has the ability to draw up to an additional $50 million against the standby letter of credit.

In response to the State’s actions, on January 16, 2009, the Company served a Notice of Intention to File a Claim on the New York State Attorney General’s office, asserting potential claims for breach of contract and other causes of action based on the State’s termination of the contract and draw down of the $50 million letter of credit.  The Company also notified the State by letter dated January 22, 2009 that the State’s termination constituted a material breach of the contract.

As a result of these actions, the Company concluded on January 26, 2009, that it would need to record pre-tax charges totaling $111 million associated with this contract in its first quarter of fiscal 2009.  As previously reported in our earnings release furnished to the Securities and Exchange Commission on January 28, 2009 these charges include an impairment charge of $61 million to write-off all costs incurred in constructing the network as well as a charge equal to the amount drawn by the State against the standby letter of credit of $50 million.  The assets related to the impairment charge were previously reflected primarily as inventory in the Condensed Consolidated Balance Sheets.  The impairment charge of $61 million is reflected in cost of sales with the remaining $50 million charged to selling, general, and administrative expenses in the Condensed Consolidated Statement of Operations.  The Company has not recognized any revenue related to the lease contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD.
(Registrant)

	By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and
Chief Financial Officer

Date: January 30, 2009